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                                                                     EXHIBIT 2.3


                  SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT ("Amendment") is entered into on August 28, 1998, by and among TEAM, INC., a Texas corporation ("Team"), R. LEROY AND PAULA BENHAM, both of whom are individual residents of the State of Oregon (the "Benhams"), THE CLIMAX PORTABLE MACHINE TOOLS, INC. EMPLOYEE STOCK OWNERSHIP PLAN TRUST (the "ESOP"), which is a qualified plan under Section 401(a) of the Code and an exempt trust under Section 501(a) of the Code, PHILLIP R. EDIN, TRUSTEE OF THE PHILLIP EDIN LIVING TRUST u/t/a DATED NOVEMBER 25, 1996, a trust created under the laws of the State of Oregon (the "Edin Trust"), and TERRY W. WEIGEL, an individual resident of the State of Oregon ("Weigel").

                                  INTRODUCTION

         The Parties entered into that certain Stock Purchase Agreement, dated as of July 3, 1998, as amended by that certain First Amendment to Stock Purchase Agreement, dated July 29, 1998 (the "Agreement"), which the Parties now desire to amend as described below. Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the Parties agree as follows.

                                    AGREEMENT

1. Acknowledgement and Consent to Sale of Alsana. The Parties acknowledge that Climax has entered into that certain Alsana Stock Purchase Agreement, of even date herewith, among Climax, Alsana Holdings, LLC, an Oregon limited liability company ("Newco"), and R. LeRoy Benham (the "Alsana Agreement"), under which Newco will on the Closing Date acquire all of the issued and outstanding shares of capital stock of Alsana. The Parties further acknowledge and consent to, and waive any breach of the Agreement caused by, the execution and delivery of the Alsana Agreement and the consummation of the transactions contemplated thereby.

2. Other Terms of Agreement Unaffected. Except as expressly modified herein, the other terms and conditions contained in the Agreement shall continue in full force and effect.




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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                       TEAM:

                                       TEAM, INC.



                                       By: /s/ KENNETH M. THOLAN
                                          --------------------------------------
                                            Kenneth M. Tholan, President

                                       THE BENHAMS:


                                       /s/ R. LEROY BENHAM
                                       -----------------------------------------
                                       R. LeRoy Benham


                                       /s/ PAULA BENHAM
                                       -----------------------------------------
                                       Paula Benham

                                       THE ESOP:

                                       CLIMAX PORTABLE
                                        MACHINE TOOLS, INC. EMPLOYEE
                                        STOCK OWNERSHIP PLAN TRUST


                                       By: /s/ PHILLIP R. EDIN
                                          --------------------------------------
                                            Phillip R. Edin, Trustee


                                       By: /s/ TERRY W. WEIGEL
                                          --------------------------------------
                                            Terry W. Weigel, Trustee



                                       By: /s/ R. LEROY BENHAM
                                          --------------------------------------
                                            R. LeRoy Benham, Trustee




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                                       THE EDIN TRUST:

                                       The Phillip Edin Living Trust


                                       By: /s/ PHILLIP R. EDIN
                                          --------------------------------------
                                            Phillip R. Edin, Sole Trustee

                                       WEIGEL:

                                       /s/ TERRY W. WEIGEL
                                       -----------------------------------------
                                       Terry W. Weigel



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